As filed with the Securities and Exchange Commission on November 12, 2021

Registration No.____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

indie Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-0913788
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

32 Journey

Aliso Viejo, California 92656
(Address, including zip code, of Principal Executive Offices)

Stock Options Assumed by indie Semiconductor
Originally Granted under the TeraXion, Inc.

Stock Option Plan, as Amended and Restated

(Full title of the plan)

Thomas Schiller
Chief Financial Officer and EVP of Strategy

indie Semiconductor, Inc.

32 Journey

Aliso Viejo, California 92656

(949) 608-0854

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

Mark D. Peterson, Esq.
O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☑

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Class A common stock, $0.0001 par value per share	1,543,332 shares(4)	$12.70	$19,600,316.40	$1,816.95

(1)	Pursuant to a Share Purchase Agreement, dated as of August 27, 2021 (the “Purchase Agreement”), by and among indie Semiconductor, Inc. (the “Registrant”), 9445-3461 Quebec inc. (the “Purchaser” and wholly owned subsidiary of the Registrant), Gestion Jeape 2 inc., Gestion FMSR 2 inc., Gestion GLMC 2 inc., Gestion DCJC 2 inc., Daniel Coulombe, BDC Capital Inc. and certain other parties thereto (excluding the Registrant and Purchaser, collectively, the “Sellers,”), the Registrant assumed each outstanding option under the TeraXion, Inc. Stock Option Plan, as Amended and Restated (the “Plan”). Effective October 12, 2021, the options issued under the Plan and assumed by the Registrant pursuant to the Purchase Agreement are exercisable for up to 1,543,332 shares of the Registrant’s common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act, and is based upon the average of the high and low prices of the Registrant’s common stock on November 10, 2021, as quoted on the Nasdaq Capital Market.

(3)	Amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act and was determined by multiplying the aggregate offering price by .0000927

(4)	In addition to such shares, this Registration Statement shall also cover any additional shares of common stock which become issuable with respect to the assumed options by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the Registrant.

The Exhibit Index for this Registration Statement is at page II-4.

EXPLANATORY NOTE

On October 12, 2021, pursuant to the Purchase Agreement, Purchaser acquired all of the outstanding equity of TeraXion, Inc. from the Sellers (the “Sale”). The Registrant is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 1,543,332 shares of the Registrant’s Class A common stock for issuance pursuant to the outstanding option awards under the Plan assumed by the Registrant in connection with the Sale.

i

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s prospectus dated July 13, 2021 filed under Rule 424(b) of the Securities Act on August 16, 2021;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and September 30, 2021;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on June 16, 2021, July 21, 2021, September 2, 2021, October 15, 2021, and October 25, 2021; and

(d)	The description of the Registrant’s Common Stock set forth in the Registrant’s registration statement on Form 8-A filed with the Commission on June 10, 2021, and any amendment or report filed with the Commission for the purposes of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation and bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the Registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The Registrant believes that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page II-4, which is incorporated herein by reference.

Item 9.	Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of indie Semiconductor, Inc., filed with the Secretary of State of Delaware on June 10, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

4.2	Amended and Restated Bylaws of indie Semiconductor, Inc. (incorporated by reference to Exhibit 3.2 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

4.3+	TeraXion, Inc. Stock Option Plan, as Amended and Restated*

5.1	Opinion of O’Melveny & Myers LLP (opinion re legality).*

23.1	Consent of KPMG LLP (consent of independent auditors).*

23.2	Consent of Grant Thornton LLP*

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).*

24.	Power of Attorney (included in this Registration Statement under “Signatures”).*

*	Filed herewith
+	Denotes compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on November 12, 2021.

INDIE SEMICONDUCTOR, INC.

By:	/s/ Donald McClymont
Name:	Donald McClymont
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Donald McClymont and Tom Schiller, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald McClymont	Chief Executive Officer and Director	November 12, 2021
Donald McClymont	(Principal Executive Officer)

/s/ Thomas Schiller	Chief Financial Officer and EVP of Strategy	November 12, 2021
Thomas Schiller	(Principal Financial and Accounting Officer)

/s/ David Aldrich	Chairman of the Board of Directors	November 12, 2021
David Aldrich

/s/ Ichiro Aoki	President and Director	November 12, 2021
Ichiro Aoki

/s/ Diane Brink	Director	November 12, 2021
Diane Brink

/s/ Peter Kight	Director	November 12, 2021
Peter Kight

/s/ Karl-Thomas Neumann	Director	November 12, 2021
Karl-Thomas Neumann

/s/ Jeffrey Owens	Director	November 12, 2021
Jeffrey Owens

/s/ Sonalee Parekh	Director	November 12, 2021
Sonalee Parekh

/s/ William Woodward	Director	November 12, 2021
William Woodward